Exhibit 99.1

Investor Contact	Media Contact
Laurie Poggi	Peter McKillop/Kristi Huller
415-315-3718	media@kkr.com
212-750-8300

KKR Financial Holdings LLC Announces Second Quarter 2010 Financial Results and

Quarterly Distribution of $0.12 per Common Share

SAN FRANCISCO, CA, August 4, 2010—KKR Financial Holdings LLC (NYSE: KFN) (“KFN” or the “Company”) today announced its results for the second quarter ended June 30, 2010.

Second Quarter 2010 Highlights

•                  Net income for the three months ended June 30, 2010 of $81.0 million, or $0.51 per diluted common share.

•                  Declared a cash distribution of $0.12 per common share for the second quarter of 2010.

•                  During May 2010, the Company replaced its $150.0 million secured credit facility, due to mature in November 2011, with a $250.0 million four year secured revolving credit facility, due to mature in May 2014.

For the three and six months ended June 30, 2010, KFN reported net income of $81.0 million, or $0.51 per diluted common share, and $210.5 million, or $1.33 per diluted common share, respectively. For the three and six months ended June 30, 2009, net income totaled $20.6 million, or $0.14 per diluted common share, and $7.6 million, or $0.05 per diluted common share, respectively.

KFN’s second quarter 2010 results reflect net investment income of $76.8 million and other income of $23.2 million, partially offset by other non-investment expenses of $18.9 million. Other income totaling $23.2 million consists of the following: (i) net realized and unrealized gains on investments of $28.9 million primarily due to realized gains from the sale of certain corporate debt securities; (ii) net realized and unrealized losses from derivative positions and foreign exchange totaling $5.9 million; (iii) net realized and unrealized losses on investments in residential mortgage-backed securities totaling $4.1 million; and (iv) other income primarily from holdings related fees totaling $4.2 million.

Portfolio Review and CLO Subsidiaries

The Company’s portfolio primarily consists of corporate debt securities and below investment grade corporate loans, often referred to as syndicated bank loans or leveraged loans. These investments have an aggregate par balance of $8.1 billion and an aggregate estimated fair value of $7.2 billion as of June 30, 2010.

The majority of the Company’s portfolio is held through its collateralized loan obligation (“CLO”) subsidiaries that are structured as on-balance sheet securitizations and are used as long term financing for its portfolio assets. As of June 30, 2010, the Company’s CLOs held corporate debt securities and loans with an aggregate par of $7.4 billion and an estimated fair value of $6.7 billion. In comparison, the Company’s CLOs held corporate debt securities and loans with an aggregate par of $7.3 billion (estimated fair value of $6.7 billion) and an aggregate par of $7.4 billion (estimated fair value of $6.6 billion) as of March 31, 2010 and December 31, 2009, respectively.

As of June 30, 2010, the Company’s corporate debt securities and loans not held in CLOs had an aggregate par of $681.5 million and an estimated fair value of $532.9 million. In comparison, the aggregate par value of the Company’s corporate debt securities and loans not held in CLOs totaled $719.5 million (estimated fair value of $582.6 million) and $759.6 million (estimated fair value of $588.5 million) as of March 31, 2010 and December 31, 2009, respectively.

Distributions

On August 4, 2010, the Company’s board of directors declared a cash distribution for the quarter ended June 30, 2010 on the Company’s common shares of $0.12 per share. The distribution is payable on September 1, 2010 to common shareholders of record as of the close of business on August 18, 2010.

Book Value

The Company’s book value per common share decreased to $8.08 as of June 30, 2010 from $8.31 as of March 31, 2010.  The decline in book value per share is primarily attributable to a decline in accumulated other comprehensive income, a component of shareholders’ equity, due to a reduction in the estimated fair values of corporate debt securities and certain interest rate swaps designated by the Company as cash-flow hedges.

Information for Investors: Conference Call and Webcast

The Company will host a conference call and audio webcast to review its results for the second quarter ended June 30, 2010 on August 4, 2010, at 5:00 p.m. EDT. The conference call may be accessed by dialing (800) 401-3551 (Domestic) or (913) 312-0713 (International); a pass code is not required. A telephonic replay of the call will be available through August 18, 2010 by dialing (888) 203-1112 (Domestic) and (719) 457-0820 (International) / pass code 7047639. Supplemental materials that will be discussed during the call and the live audio web cast will be available in the Investor Relations section of the Company’s website at http://www.kkr.com/kfn_ir/kfn_events.cfm. An audio replay of the web cast will be archived in the Investor Relations section of the Company’s website.

About KKR Financial Holdings LLC

KKR Financial Holdings LLC is a publicly traded specialty finance company. KFN’s core business strategy focuses on corporate debt throughout the capital structure with a particular emphasis on debt issued by large capitalization firms with broad geographic and product offerings. KFN executes its core business strategy through its majority-owned subsidiaries. Additionally, KFN has made or may make investments in other asset classes including natural resources and real estate. KKR Financial Holdings LLC is externally managed by KKR Financial Advisors LLC, a wholly-owned subsidiary of KKR Asset Management LLC (formerly known as Kohlberg Kravis Roberts & Co. (Fixed Income) LLC), which is a wholly-owned subsidiary of Kohlberg Kravis Roberts & Co. L.P. Additional information regarding KKR Financial Holdings LLC is available at http://www.kkr.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on information available to the Company as of the date of this press release and actual results may differ. These forward-looking statements involve known and unknown risks, uncertainties and other factors beyond the Company’s control. Any forward-looking statements speak only as of the date of this press release and the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to the Company’s business in general, please refer to the Company’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 1, 2010 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed with the SEC on August 4, 2010.

Schedule I

KKR Financial Holdings LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands, except per share information)

	For the three months ended June 30, 2010	For the three months ended June 30, 2009	For the six months ended June 30, 2010	For the six months ended June 30, 2009
Net investment income:
Loan interest income	$94,002	$121,919	$185,998	$251,123
Securities interest income	26,400	23,252	53,661	52,104
Other interest income	1,964	132	2,057	749
Total investment income	122,366	145,303	241,716	303,976
Interest expense	(38,851)	(72,403)	(70,351)	(162,285)
Interest expense to affiliates	(6,740)	(5,379)	(11,281)	(11,184)
Provision for loan losses	—	(12,808)	—	(39,795)
Net investment income	76,775	54,713	160,084	90,712
Other income (loss):
Net realized and unrealized gain (loss) on investments	28,939	(46,553)	64,362	(106,757)
Net realized and unrealized (loss) gain on derivatives and foreign exchange	(5,850)	26,505	(7,268)	38,901
Net realized and unrealized loss on residential mortgage-backed securities, residential mortgage loans, and residential mortgage-backed securities issued, carried at estimated fair value	(4,111)	(7,445)	(9,256)	(26,864)
Net realized and unrealized gain (loss) on securities sold, not yet purchased	—	2,479	(756)	3,916
Net gain on restructuring and extinguishment of debt	—	6,892	39,999	41,463
Other income	4,218	1,578	7,222	2,911
Total other income (loss):	23,196	(16,544)	94,303	(46,430)
Non-investment expenses:
Related party management compensation	14,476	10,304	34,967	21,516
General, administrative and directors expenses	3,216	2,975	6,566	5,378
Professional services	1,230	2,090	2,294	5,475
Loan servicing	—	2,056	—	4,192
Total non-investment expenses	18,922	17,425	43,827	36,561
Income before income tax expense	81,049	20,744	210,560	7,721
Income tax expense	(21)	(135)	(37)	(88)
Net income	$81,028	$20,609	210,523	$7,633

Net income per common share:
Basic	$0.51	$0.14	$1.33	$0.05
Diluted	$0.51	$0.14	$1.33	$0.05

Weighted-average number of common shares outstanding:
Basic	156,997	151,202	156,997	150,462
Diluted	157,423	151,202	157,210	150,462
Distributions declared per common share	$0.10	$—	$0.17	$—

Schedule II

KKR Financial Holdings LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands, except share information)

	June 30, 2010	December 31, 2009
Assets
Cash and cash equivalents	$141,844	$97,086
Restricted cash and cash equivalents	236,987	342,706
Securities available-for-sale, $799,993 and $740,949 pledged as collateral as of June 30, 2010 and December 31, 2009, respectively	840,507	755,686
Corporate loans, net of allowance for loan losses of $210,218 and $237,308 as of June 30, 2010 and December 31, 2009, respectively	5,621,416	5,617,925
Corporate loans held for sale	895,205	925,718
Residential mortgage-backed securities, at estimated fair value, $4,210 and $47,572 pledged as collateral as of June 30, 2010 and December 31, 2009, respectively	107,081	47,572
Residential mortgage loans, at estimated fair value	—	2,097,699
Equity investments, at estimated fair value, $16,359 and $110,812 pledged as collateral as of June 30, 2010 and December 31, 2009, respectively	86,131	120,269
Derivative assets	5,014	15,784
Interest and principal receivable	72,774	98,313
Reverse repurchase agreements	—	80,250
Other assets	79,255	100,997
Total assets	$8,086,214	$10,300,005
Liabilities
Collateralized loan obligation secured notes	$5,629,988	$5,667,716
Collateralized loan obligation junior secured notes to affiliates	375,502	533,786
Senior secured credit facility	50,176	175,000
Convertible senior notes	343,590	275,800
Junior subordinated notes	283,517	283,517
Residential mortgage-backed securities issued, at estimated fair value	—	2,034,772
Accounts payable, accrued expenses and other liabilities	12,445	7,240
Accrued interest payable	23,728	25,297
Accrued interest payable to affiliates	4,616	2,911
Related party payable	11,698	3,367
Securities sold, not yet purchased	—	77,971
Derivative liabilities	70,827	45,970
Total liabilities	6,806,087	9,133,347
Shareholders’ Equity
Preferred shares, no par value, 50,000,000 shares authorized and none issued and outstanding at June 30, 2010 and December 31, 2009	—	—
Common shares, no par value, 500,000,000 shares authorized, and 158,359,757 and 158,359,757 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	—	—
Paid-in-capital	2,576,813	2,563,634
Accumulated other comprehensive income	69,416	152,728
Accumulated deficit	(1,366,102)	(1,549,704)
Total shareholders’ equity	1,280,127	1,166,658
Total liabilities and shareholders’ equity	$8,086,214	$10,300,005